                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchanged Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting material Pursuant to 240.14a-11(c) or 240.14a-12

                  MARKETING SERVICES GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statements, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction;
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule of Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party
                ----------------------------------------------------------
           (4)  Date File
                ----------------------------------------------------------

                                     [LOGO]

                         MARKETING SERVICES GROUP, INC.
                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (917) 339-7100

                            ------------------------

                                                                 January 4, 2001

Dear Stockholders:

    On behalf of the Board of Directors and management of Marketing Services Group, Inc. (the "Company"), I cordially invite you to attend the 2000 Annual Meeting of Stockholders to be held on Thursday, February 22, 2001, at 10:00 a.m., at the offices of Greenberg Traurig, LLP, 200 Park Avenue,
15th Floor, New York, New York 10166.

    The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, several of the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report for the fiscal year ended
June 30, 2000. This report describes the financial and operational activities of the Company.

    Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person, even if you have previously mailed in a proxy card.

    We look forward to greeting you at the meeting.

                                          Sincerely,

                                          [SIGNATURE OF JEREMY BARBER]
--------------------------------------------------------------------------------

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                         MARKETING SERVICES GROUP, INC.
                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (917) 339-7100

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 22, 2001
                            ------------------------

TO THE STOCKHOLDERS OF
  MARKETING SERVICES GROUP, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of MARKETING SERVICES GROUP, INC., a Nevada corporation (hereinafter "MSGi" or the "Company"), will be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, New York 10166 on February 22, 2001, at 10:00 a.m., for the following purposes:

    (1) To elect three Class III directors for a three-year term or until their respective successors are duly elected and qualified;

    (2) To consider a proposal to ratify and approve an amendment to the Company's 1999 Stock Option Plan to increase the number of shares authorized to be issued from 3,000,000 shares up to 4,000,000 shares;

    (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on December 28, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of MSGi's common stock, par value $.01 per share, is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the Company's offices at 333 Seventh Avenue, New York, New York 10001, during business hours for ten (10) days prior to February 22, 2001.

    Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF ALAN ANNEX]
  ------------------------------------------------------------------------------
                                          ALAN I. ANNEX
                                          SECRETARY

New York, New York
January 4, 2001

 YOUR VOTE IS IMPORTANT. ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE
                   ENCLOSED PROXY CARD REGARDLESS OF WHETHER
                        YOU PLAN TO ATTEND THE MEETING.

                         MARKETING SERVICES GROUP, INC.
                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (917) 339-7100

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 22, 2001

                            ------------------------

APPROXIMATE MAILING DATE OF PROXY STATEMENT AND FORM OF PROXY--JANUARY 24, 2001.

                          INFORMATION CONCERNING VOTE

GENERAL

    This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of MARKETING SERVICES GROUP, INC., a Nevada corporation, (hereinafter "MSGi" or the "Company") for use at the Annual Meeting of Stockholders to be held on February 22, 2001, at 10:00 a.m. and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, New York, 10166.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only stockholders of record of the Company's common stock, $.01 par value per share ("Common Stock"), at the close of business on December 28, 2000 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock (the "Common Stockholders") entitled to vote will be entitled to one vote for each share of Common Stock that they hold. As of the Record Date, the total number of shares of Common Stock eligible to vote at the Annual Meeting was 32,125,343 shares.

REVOCABILITY OF PROXIES

    A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use, by notice in writing to the Chief Executive Officer of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS; and (2) FOR the proposal to increase the number of shares authorized to be issued under the Company's 1999 Employee Incentive Stock Option Plan, as discussed below under the caption "AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN."

VOTING PROCEDURES

    All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the Common Stock issued and outstanding entitled to vote at the Annual Meeting, in person or by proxy, is required. Votes withheld from the director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

    Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Director nominees must receive a majority of the votes cast at the meeting. The proposal to vote to ratify and approve the amendment of the Company's 1999 Stock Option Plan (the "1999 Plan") must be approved by a majority of the stockholders, in person or by proxy, at a meeting at which a quorum is present.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors presently consists of seven directors and is divided into three classes. One class of directors is elected annually, and each director in the class generally serves a three-year term. The term of the Company's Class III Directors will expire at the Annual Meeting.

    The nominees for the Class III directors are S. James Coppersmith, C. Anthony Wainwright, and Stephen Killeen. All nominees are members of the present Board of Directors. It is intended that each proxy received by the Company from Common Stockholders will be voted FOR the election, as directors of the Company, of the nominees, unless authority is withheld by the stockholder executing the proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                                  PROPOSAL TWO
               AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN

    On November 8, 2000, the Board of Directors of the Company amended the 1999 Plan, to increase the number of shares available for grant of options under the 1999 Plan from 3,000,000 up to 4,000,000 shares. A copy of the 1999 Plan, as amended, is set forth in Annex A to this Proxy Statement. The amendment to the 1999 Plan will not become effective unless it is approved by the holders of record of a majority of the shares of the Company's Common Stock. The 1999 Plan provides for the granting of stock options to the directors, employees, officers, and consultants of the Company. Approximately 1,100 employees, officers and directors were eligible to participate in the 1999 Plan as of December 31, 2000. Except for the increase in the number of shares available for issuance thereunder, the 1999 Plan remains unchanged. The 1999 Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the "Options"). The granting of Options will serve as partial consideration for and give key employees, directors and consultants an additional inducement to remain in the service of the Company and will provide them with an increased incentive to work for the Company's success. The Company currently maintains a 1991 Stock Option Plan (the "1991 Plan"). As of December 31, 2000, no additional shares are available for issuance under the 1991 Plan. The Board of Directors believes that it would be in the best interests of the Company for the stockholders to ratify the amendment to the 1999 Plan to increase the number of shares available for the grant of Options under the 1999 Plan from 3,000,000 up to 4,000,000 shares. As of December 31, options to purchase 2,737,191 shares of Common Stock had been reserved for exercise of options granted under the 1999 Plan, leaving 262,571 shares remaining available for the grant of Options under the 1999 Plan. As of December 31, 2000, 238 Options granted under the 1999 Plan had been exercised. Stockholder approval of the Board's amendment to the 1999 Plan is required within twelve months of the Board's approval of the amendment; however, the Company desires to obtain stockholder approval prior to granting any options over the current amount authorized and the amendment to the 1999 Plan will not become effective until approved by the requisite stockholder vote. The following discussion of the principle features and effects of the 1999 Plan, as amended, is qualified in its entirety by reference to the text of the 1999 Plan, as amended, set forth in Annex A attached hereto.

    The 1999 Plan currently provides for the issuance of options to purchase a maximum aggregate of 3,000,000 shares of the Common Stock (subject to adjustment for stock splits and other capital adjustments) and, as amended, will provide for the issuance of up to 4,000,000 shares. Options under the 1999 Plan may be issued to officers and key employees of the Company or directors, consultants, advisors, and other persons or entities providing goods or services to the Company (collectively, "Grantees"). Directors who are not officers of the Company shall receive, on an annual basis on the last trading day of each June starting June 1999, stock options for 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the stock on the date of grant, and such options vest immediately upon grant.

DURATION AND ADMINISTRATION OF THE PLAN

    The 1999 Plan will terminate on January 11, 2009, unless earlier terminated by resolution of the Board. The 1999 Plan may be amended from time to time by the Board, except that no amendment affecting the aggregate number of shares which may be issued under the 1999 Plan will be effective unless approved by a majority of stockholders in person or by proxy at a meeting of the stockholders at which a quorum is present. Neither termination nor any amendment of the 1999 Plan may alter or impair the rights or obligations of any person, without his or her consent, under any option theretofore granted pursuant to the 1999 Plan.

    The 1999 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of not less than two directors of the Company who are (i) "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) "outside directors" as defined in the regulations of the Internal Revenue Service under Section 162(m) of the Internal Revenue Code. The duties of the Committee include (i) the selection of grantees for grants of options, (ii) to interpret and construe the 1999 Plan to determine the number of shares covered by each option, the number of options which shall be treated as incentive stock options (in the case of options granted to employees) as described in section 422 of the Code ("ISOs"), the number of options which do not qualify as incentive stock options ("nonqualified options"), and the terms and conditions thereof; (iii) to adopt rules and regulations and to prescribe forms for the operation and administration of the 1999 Plan; and (iv) to take any other action not inconsistent with the provisions of the 1999 Plan that it may deem necessary or appropriate.

SECURITIES SUBJECT TO THE PLAN

    The stock to be offered and delivered under the 1999 Plan, pursuant to the exercise of an option, shall be shares of the Corporation's authorized common stock and may be unissued shares or reacquired shares, as the Committee may determine from time to time. The aggregate number of shares to be delivered currently under the 1999 Plan shall not exceed 3,000,000 shares and, if the proposed amendment is approved, shall not exceed 4,000,000 shares; except that in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Committee must make an appropriate adjustment in the number and kind of shares subject to the 1999 Plan and each outstanding option thereunder, and the option price per share under each outstanding option. If any option expires without having been fully exercised, the shares with respect to which such option has not been exercised will be available for further options.

OPTION PRICE

    The exercise price of the options shall be determined by the Committee. The exercise price for ISOs cannot be less than the fair market value of the stock subject to the option on the grant date (110% of such fair market value in the case of ISOs granted to a stockholder who owns more than 10% of the Company's Common Stock). The exercise price of a non-qualified option shall be fixed by the Committee at whatever price the Committee may determine in good faith. Unless the Committee determines otherwise, options generally have a 10-year term (or five years in the case of ISOs granted to a participant owning more than 10% of the total voting power of the Company's Common Stock).

EXERCISE OF OPTIONS

    Under the 1999 Plan, the Committee may grant options which are exercisable at any time before the expiration of ten years from the date such option is granted. All ISOs granted by the Company to any one person (under the 1999 Plan or otherwise) may not become exercisable in any calendar year for shares having an aggregate fair market value (determined as of the dates such incentive stock options were granted) exceeding $100,000.

    Upon termination of the Grantee's employment or association with the Company for any reason before the option has vested in full, then the unvested portion of the options will automatically terminate. After the date on which an option vests, if the Grantee's employment by or association with the Company is terminated for any reason, the option shall be exercisable for the lesser of
(i) three (3) months from the date of such termination or (ii) the balance of such options' term; except that if the Grantee dies or becomes disabled, the option must be exercised by the Grantee or, in the case of the death of a Grantee, by his heirs, legatees, or personal representatives, within a period equal to the lesser of twelve (12) months after the date of such termination or the termination date of the option. The Committee may, in specific cases, amend the termination provisions of options granted to employees if they determine it is in the best interest of the Company.

PAYMENT OF EXERCISE PRICE WITH COMPANY STOCK

    In addition to the methods of payment of the option exercise price in cash the Grantee may, at the discretion of the Committee, have the right to make payment by delivering to the Company shares of Common Stock having a total fair market value equal to the option exercise price, or a combination of cash and such shares having a total fair market value equal to the option exercise price. For this purpose, the fair market value of a share of Common Stock will be the closing bid price of the Common Stock on the trading date preceding the option exercise date, as such prices are reported on the Nasdaq National Market.

TRANSFERABILITY OF OPTIONS

    No option is transferable by the Grantee except by will or by the laws of descent and no option may be exercised during the Grantee's lifetime by any one other than the Grantee or by such Grantee's guardian or legal representative.

CHANGE IN CONTROL

    Unless otherwise provided in any option agreement, each outstanding option will vest and become immediately exercisable if there occurs any transaction or series of transactions which results in: (i) any person becoming a beneficial owner (as defined in Rule 13d-3 of the 1934 Act) of 51 percent or more of the combined voting power of the Common Stock, (ii) the commencement of a tender offer or exchange for the Common Stock unless such offer or exchange has been approved by the Board, (iii) the approval by the stockholders of a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or a plan for the sale, lease, exchange or other disposition of all or substantially all of the property or assets of the Company, or (iv) changes in the majority of the directors without the approval of the Board. The Committee, in its sole discretion, by giving written notice to all Grantees, may cancel, effective upon the date of the consummation of any such transaction, any option that remains unexercised on the effective date of such transaction. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after stockholder approval of such transaction. In addition, the Committee may, for any reason, accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option.

ADJUSTMENTS RELATING TO SECURITIES

    The number and price of shares of Common Stock subject to options will be adjusted for certain stock splits, mergers, recapitalizations, consolidations, exchange of shares or for other capital adjustments or payment of stock dividends affecting the Company's capital structure. Any adjustment shall be conclusively determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

    BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. OPTIONEES AND RECIPIENTS OF OTHER AWARDS GRANTED UNDER THE PLAN DESCRIBED HEREIN ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

    Options granted under the 1999 Plan will be either ISOs or nonqualified options. For federal income tax purposes, assuming that the shares acquired by the holder of an ISO are not disposed of within two years from the date the option was granted or one year from the date the option was exercised, (i) the Company receives no deduction either upon the grant or the exercise of an ISO or upon a subsequent sale of the shares by the Grantee and (ii) the Grantee realizes no income for tax purposes either at the time of the grant or exercise of the ISO. Instead, the Grantee will realize income or loss only upon his or her subsequent sale of the option shares, and the Grantee's income, in the amount of any excess of the sale price over the option exercise price, will be taxed as long-term capital gain. If, however, the shares are disposed of within either of the two periods mentioned above, the tax consequences for the Company and the Grantee will be essentially as described below for nonqualified options.

    The recipient of a nonqualified option will not realize any taxable income upon the grant of the option. Upon exercise of such option, the Grantee will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income realized by the Grantee. Upon the sale of such shares, the Grantee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the market price of the shares on the date of exercise.

    The payment of the option exercise price by delivery of Common Stock of the Company would constitute a non-taxable exchange by the Grantee and would not affect the ISO status of the Common Stock issued upon the exercise of the option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an ISO and had not been held for the requisite period (two years from the date of option grant and one year from the date of exercise), the exchange would constitute a premature disposition for purposes of the ISO holding period requirements. The tax consequences to the Company resulting from the payment of the option exercise price by the delivery of Common Stock will not be different from such consequences when payment is made in cash as described above.

    The affirmative vote of a majority of stockholders at a meeting at which a quorum is present, in person or by proxy, is required for the adoption of the amendment to the 1999 Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
        MARKETING SERVICES GROUP, INC. 1999 EMPLOYEE STOCK OPTION PLAN.

BOARD OF DIRECTORS

    The following table sets forth-certain information with respect to the nominees and other directors of the company:

NAME                                     AGE                          POSITION
----                                   --------   ------------------------------------------------
Alan I. Annex........................     39      Director (Class I) and Secretary
J. Jeremy Barbera....................     44      Chairman of the Board of Directors (Class II),
                                                  and Chief Executive Officer
S. James Coppersmith.................     67      Director (Class III)
John T. Gerlach......................     68      Director (Class I)
Seymour Jones........................     69      Director (Class II)
Stephen Killeen......................     38      Director (Class III)
C. Anthony Wainwright................     67      Director (Class III)

Class III directors are to be elected at the Annual Meeting. The terms of the Class III directors expire at the 2001 Annual Meeting and the term of the Class I directors expire at the 2002 Annual Meeting of Stockholders.

    Mr. Annex has been a Director and Secretary of the Company since May 1997. Mr. Annex is a member of the M&A Committee of the Board of Directors. Mr. Annex has been a shareholder in the law firm of Greenberg Traurig LLP since
August 2000, where he practices corporate and securities law. Greenberg Traurig is the Company's legal counsel. Prior thereto, he was a partner in the law firm Camhy Karlinsky & Stein LLP from July 1995 to July 2000. From July 1994 to
June 1995, Mr. Annex was Counsel to said firm. Prior thereto he was associated with Proskauer Rose, LLP.

    Mr. Barbera has been Chairman and Chief Executive Officer of the Company since April 1997 and was President of the Company from April 1997 to May 1999 and was a Director and Vice President of the Company from October 1996 to April 1997. He has been Chief Executive Officer of MSGi Direct--New York, Inc. since founding the company in 1987. Mr. Barbera is a member of the M&A Committee of the Board of Directors. Mr. Barbera has over twenty years of experience in the fields of database management services and entertainment marketing.

    Mr. Coppersmith has been a Director of the Company since June 1996.
Mr. Coppersmith is the chairman of the Compensation Committee and the chairman of the Audit Committee of the Board of Directors. He was Chairman of the Board of Trustees of Boston's Emerson College from 1994 until his term expired in December 1997. Until his retirement in 1994, Mr. Coppersmith held various senior executive positions with Metromedia Broadcasting where he managed its television operations in Los Angeles, New York, and Boston and served as President and General Manager of Boston's WCVB-TV, an ABC affiliate owned by The Hearst Corporation. Mr. Coppersmith also serves as a director for B.J.'s Wholesale Club, Sun America Asset Management Corporation and The Boston Stock Exchange.

    Mr. Gerlach has been a Director of the Company since December 1997.
Mr. Gerlach is the chairman of the M&A Committee and a member of the Audit Committee and the Compensation Committee of the Board of Directors. He is presently Senior Executive Professor of the graduate business program and an associate professor of finance at Sacred Heart University in Fairfield, CT. Previously, Mr. Gerlach was a Director in Bear Stearns' corporate finance department, with responsibility for mergers and financial restructuring projects; he was President and Chief Operating Officer of Horn & Hardart, supervising restaurant and mail order subsidiaries, including Hanover Direct; and he was the Founder and President of Consumer Growth Capital, a venture capital firm. Mr. Gerlach also serves as a director for Uno Restaurant Co.;
SAFE Inc.; Cycergie (a French company); Akona Corp.; the Board of Regents at St. John's University in Collegeville, MN; and is a member of an advisory board for the College of Business & Administration at Drexel University.

    Mr. Jones has been a Director of the Company since June 1996. Mr. Jones is a member of the Audit Committee. Since September 1993, Mr. Jones has been a professor of accounting at New York University. From April 1974 to
September 1995, Mr. Jones was a senior partner of the accounting firm of PricewaterhouseCoopers LLP. Mr. Jones has over 40 years of accounting experience and over ten years of experience and as an arbitrator and as an expert witness, particularly in the areas of fraud, mergers and acquisitions, and accounting matters. Mr. Jones also functions as a consultant to Milberg Factors and CHF Industries. Mr. Jones also serves as a director for Reliance Bank.

    Mr. Killeen has been President since July 2000 and a Director of the Company since February 2000. Previously, he was Vice President and General Manager of Alta Vista, a CMGi company. He joined Alta Vista upon its merger with Raging Bull in 1999 where he acted as President and Chief Executive Officer. Prior thereto, he spent ten years in the online financial services industry most recently as Senior Vice President of Brokerage Services with Fidelity Investments and as Senior Vice President of Marketing with DLJ Direct.

    Mr. Wainwright has been a Director of the Company since May 1996.
Mr. Wainwright is a member of the Compensation Committee of the Board of Directors. Mr. Wainwright is currently Vice Chairman of the advertising agency McKinney & Silver and was Chairman of the advertising firm Harris Drury
Cohen, Inc., from 1995 to 1997. From 1994 to 1995, he served as a Chairman with Cordient PLC's Compton Partners, a unit of the advertising firm Saatchi & Saatchi World Advertising, and, from 1989 to 1994, as Chairman and Chief Executive Officer of Campbell Mithun Esty, a unit of Saatchi & Saatchi in New York. Mr. Wainwright also serves as a director of Audio Visual Service Corp., Del Webb Corporation, American Woodmark Corporation, Danka P.L.C. and Advanced Polymer Systems.

COMPENSATION OF DIRECTORS

    Commencing April 1, 2000, Directors who are not employees of the Company receive an annual retainer fee of $25,000, $1,000 for each Board Meeting attended, $500 for each standing committee meeting attended and $500 for each standing committee meeting for the Chairman of such Committee. Such Directors will also be reimbursed for their reasonable expenses for attending board and committee meetings, and will receive an annual grant of options on June 30 of each year to acquire 10,000 shares of common stock for each fiscal year of service, at an exercise price equal to the fair market value on the date of grant. Any Director who is also an employee of the Company is not entitled to any compensation or reimbursement of expenses for serving as a Director of the Company or a member of any committee thereof. Mr. Annex has indicated that since his firm acts as counsel to the Company he would waive the above described cash retainer and automatic option grant. In consideration of this waiver and for services as Secretary of the Company in fiscal year 2000, the Compensation Committee awarded Mr. Annex a one time grant to acquire 25,000 shares of common stock at an exercise price equal to the fair market value on the date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDEES

    The Board of Directors held 9 meetings during fiscal year 2000. The Board of Directors has a Compensation Committee, an Audit Committee and an M&A Committee. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committee of which he was a member. The Compensation Committee formulates the Company's policy on compensation of executive officers, reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administers the Company's stock option plan. During fiscal year 2000, the members of the Compensation Committee were Messrs. Coppersmith, Gerlach and Wainwright. The Compensation Committee held one meeting during fiscal 2000. The Audit Committee appoints the independent public accountants of the Company, reviews the scope and fees of the prospective annual audit, reviews the results thereof with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices and reviews and approves (with the concurrence of a majority of the independent directors of the Company) transactions, if any, with affiliated parties. For fiscal 2000, the members of the Audit Committee were Messrs. Coppersmith, Gerlach and Jones. The Audit Committee held 5 meetings during fiscal 2000. For fiscal 2000, the members of the M&A Committee were Messrs. Gerlach, Barbera, and Annex. The M&A Committee did not hold any meetings during fiscal 2000.

EXECUTIVE OFFICERS

In addition to Mssrs. Barbera and Killeen, the executive officers of the Company are the following:

    Mr. Dzvonik has been Chief Operating Officer since March 2000. From 1997 to 2000 he was Chairman and Chief Executive Officer of Grizzard Advertising and has acted as Grizzard's President since 1994. Prior thereto, he was an Executive Vice President of Grizzard for nine years. He serves as the Immediate Past Chairman of the Board of Directors of the Mail Advertising Service Association
(MASA) and is a frequent speaker at conferences and postal customer councils.

    Mr. Howard has been Chief Financial Officer since January 2000. Prior to his appointment, he served for four years as Chief Financial Officer of Pharmaceutical Product Development, Inc. (PPD), a research and development services provider to pharmaceutical and biotechnology companies. Prior thereto, he was a Partner with PricewaterhouseCoopers LLP, culminating over a decade of public consultancy experience as a senior manager with both PricewaterhouseCoopers and Deloitte & Touche. Mr. Howard is a Certified Public Accountant.

    Ms. Hill has been Chief Accounting Officer of the Company since
January 2000, prior thereto she was Chief Financial Officer of the Company from June 1998 to December 1999, and Corporate Controller of the Company from January to May 1998. Prior thereto, she was a manager in the business assurance division of PricewaterhouseCoopers, LLP, where she was employed for the previous six years. Ms. Hill is a Certified Public Accountant.

    Mr. Budlow has been Vice President of the Company since October 1996 and President of MSGi Direct--New York, Inc. since April 1997. Prior thereto, he was Executive Vice President and Chief Operating Officer of MSGi Direct--New York since 1990. He has fourteen years of experience in database management services and subscription, membership and donor renewal programs.

       EXECUTIVE COMPENSATION AND OTHER INFORMATION SUMMARY COMPENSATION

    The following table provides certain information concerning compensation of the Company's Chief Executive Officer and any other executive officer of the Company who received compensation in excess of $100,000 during the fiscal year ended June 30, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                          SECURITIES
                                                FISCAL YEAR       ANNUAL      ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                    ENDED JUNE 30,   SALARY ($)    BONUS     OPTIONS/SARS(#)
---------------------------                    --------------   ----------   --------   ---------------
J. Jeremy Barbera (1)(2).....................       2000          356,730                   825,000
  Chairman of the Board and CEO                     1999          298,077                        --
                                                    1998          198,077                    50,000

Michael Dzvonik (3)..........................       2000           83,695                   250,000
  Chief Operating Officer

Rudy Howard (4)..............................       2000          117,692                   375,000
  Chief Financial Officer

Cindy Hill (5)...............................       2000          135,336                   100,000
  Chief Accounting Officer                          1999          110,096                        --
                                                    1998           48,077                    50,000

Robert Budlow................................       2000          207,692                        --
  Vice President                                    1999          178,654                        --
                                                    1998          144,321                    55,000

------------------------

(1) The annual salary for Mr. Barbera commencing January 1, 2000 was raised from $350,000 to $500,000. Notwithstanding, Mr. Barbera has forgiven this increase for an unspecified period of time.

(2) During fiscal year end June 30, 1998, Mr. Barbera forgave all interest due him on a note payable and forgave an increase in his annual salary from May 27, 1997 to December 31, 1997. In consideration for this, the Board of Directors granted Mr. Barbera options to acquire 50,000 shares of Common Stock exercisable at the then current fair market price.

(3) The annual salary for Mr. Dzvonik was $300,000 for 2000. Due to the acquisition of Grizzard Communications Group, Inc. on March 22, 2000,
    Mr. Dzvonik's annual compensation only reflects approximately three months salary.

(4) The annual salary for Mr. Howard was $300,000 for 2000. Due to his appointment in February 2000, Mr. Howard's annual compensation only reflects approximately four months salary.

(5) The annual salary from Ms. Hill was $100,000 for 1998. Due to her appointment in January 1998, Ms. Hill's compensation only reflects six months salary.

STOCK OPTION GRANTS

    The table below provides information relating to stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2000.

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                                              INDIVIDUAL GRANT
                             -----------------------------------------------------------------------------------
                                  NUMBER OF        % OF TOTAL OPTIONS/
                                 SECURITIES          SARS GRANTED TO      EXERCISE OR
                             UNDERLYING OPTIONS/      EMPLOYEES IN        BASE PRICE     EXPIRATION     GRANT
                               SARS GRANTED(#)       FISCAL YEAR (5)     ($ PER SHARE)      DATE      DATE VALUE
                             -------------------   -------------------   -------------   ----------   ----------
Jeremy Barbera (1).........        825,000                 30%              $4.4375         01/09       $4.4375

Michael Dzvonik (2)........        250,000                  9%              $4.4375         01/09       $4.4375

Rudy Howard (3)............        250,000                  9%              $17.625         01/09       $17.625
                                   125,000                  6%              $4.4375         01/09       $4.4375

Cindy Hill (4).............        100,000                  4%              $4.4375         01/09       $4.4375

------------------------

(1) Mr. Barbera's options are exercisable as follows: 412,500 on December 31, 2000, 206,250 on December 31, 2001 and 2002.

(2) Mr. Dzvonik's options are exercisable as follows: 83,334 available on March 22, 2001, 83,333 on March 22, 2002 and 83,333 on March 22, 2003.

(3) Mr. Howard's options are exercisable as follows: 250,000 options were granted in January 2000 which are exercisable monthly at a rate of one twenty-fourth per month for a period of 24 months. 125,000 options were granted in June 2000 of which 31,250 are exercisable immediately, 5,214 on July 30, 2000 and 5,208 monthly for 17 months beginning August 30, 2000.

(4) Ms. Hill's options are exercisable as follows: 33,334 available immediately, 2,795 on July 31, 2000 and 2,777 monthly for a period of 23 months beginning June 2000.

(5) During the fiscal year ended June 30, 2000, all employees and all non-employee Directors of the Company received options to purchase a total of 2,707,906 shares of Common Stock.

AGGREGATE OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

    The following table sets forth information regarding the number and value of securities underlying unexercised stock options held by the Named Executive Officers as of June 30, 2000.

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                              NUMBER OF                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/
                              SECURITIES                   OPTIONS/SARS AT FISCAL        SARS AT FISCAL YEAR
                              EXERCISED       VALUE             YEAR END (#)                 END ($)(1)
                                 (#)       REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                              ----------   ------------   -------------------------   -------------------------
J. Jeremy Barbera...........     --           --             1,000,000/825,000               1,395,834/0
Michael Dzvonik.............     --           --                     0/250,000                       0/0
Rudy Howard.................     --           --                93,750/281,250                       0/0
Cindy Hill..................     --           --                73,334/66,666                   53,100/0
Robert Budlow...............     --           --                55,000/0                        73,013/0

------------------------

(1) Fair market value of $4.4375 per share at June 30, 2000 was used to determine the value of in-the-money options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Coppersmith, Mr. Gerlach, and Mr. Wainwright served as members of the Compensation Committee of the Company's Board of Directors during all of fiscal year 2000. None of such persons is an officer or employee, or former officer or employee of the Company or any of its subsidiaries.

    No interlocking relationships exist between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions regarding compensation of our executive officers are made by the Compensation Committee. In making decision on compensation, the Compensation Committee solicits and receives the recommendations of the Chief Executive Officer.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    The Compensation Committee desires to set compensation at levels through arrangements that will attract and retain managerial talent desired by us, reward employees for past contributions and motivate managerial efforts consistent with corporate growth, strategic progress and the creation of stockholder value. The Compensation Committee believes that a mix of salary, incentive bonus and stock options will achieve those objectives.

RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION

    The base salaries of Messrs. Barbera, Killeen, Dzvonik, Howard, and
Ms. Hill were set by terms of their employment agreements which were negotiated to attract and retain them. The Compensation Committee believes these salaries are competitive and represent a fair estimate of the value of the services rendered by Messrs. Barbera, Killeen, Dzvonik, Howard, and Ms. Hill. Such agreements also governed the option grants to such persons in fiscal year
June 30, 2000.

    The Company did not award any incentive bonuses to executive officers with respect to the June 30, 2000 fiscal year. Future incentive bonuses may be awarded based on a combination of individual and company performance.

Respectively submitted,

COMPENSATION COMMITTEE

S. James Coppersmith, Chairman       John T. Gerlach       C. Anthony Wainwright

AUDIT COMMITTEE REPORT

ROLE OF THE AUDIT COMMITTEE

    The Audit Committee's primary function is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants; (3) evaluate the company's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, and the Board of Directors.

    The Audit Committee operates under a written charter adopted by the Board of Directors which is set forth as Annex B to this Proxy Statement.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED
  JUNE 30, 2000

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers with that firm.

    Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 for filing with the SEC.

Respectively submitted,

AUDIT COMMITTEE

S. James Coppersmith                John T. Gerlach                Seymour Jones

STOCK PERFORMANCE GRAPH

    The graph below compares our cumulative total return, the Russell 2000 index and the Nasdaq Non-Financial index from June 30, 1995, through June 30, 2000. Total return is based on an assumed investment of $100 on June 30, 1995.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

      MARKETING SERVICES GROUP, INC.  RUSSELL 2000  NASDAQ NON-FINANCIAL
6/95                             100           100                   100
6/96                              74           124                   127
6/97                              43           144                   149
6/98                              47           168                   195
6/99                             361           170                   288
6/00                              61           176                   446

                                            6/95       6/96       6/97       6/98       6/99       6/00
                                            ----       ----       ----       ----       ----       ----
MSGI....................................     100         74         43         47        361         61
Russell 2000............................     100        124        144        168        170        176
Nasdaq Non-Financial....................     100        127        149        195        288        446

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

    The Company has entered into employment agreements with each of its named executives.

    MR. BARBERA was appointed to the position of Chairman of the Board, Chief Executive Officer and President of MSGi by the Board, effective March 31, 1997. Stephen Killeen assumed the position of President upon his appointment in July 2000. Mr. Barbera had previously served as President and CEO of MSGi Direct--New York, Inc. Mr. Barbera entered into a new employment agreement effective January 1, 2000. The agreement provides for a three year term expiring December 31, 2002 (the "Employment Term"). The base salary during the employment term is $500,000 for the first year and an amount not less than $500,000 for the remaining two years. Mr. Barbera is eligible to receive bonuses equal to 100% of the base salary each year at the determination of the Compensation Committee of the Board of Directors of the Company, based on earnings and other targeted criteria. Mr. Barbera has forgone the increase in his salary for an indefinite period of time. On May 27, 1997, Mr. Barbera was granted options to acquire 1,000,000 shares of Common Stock of the Company; 333,334 exercisable at $2.625 per share, 333,333 exercisable at $3.00 per share and 333,333 exercisable at $3.50 per share. One third of the options in each tranche vest immediately and one third of each tranche will become available on each of the next two anniversary dates. On June 30, 2000, Mr. Barbera was granted options to acquire 825,000 shares of Common Stock of the Company at $4.4375 per share; 412,500 exercisable on December 31, 2000; 206,250 exercisable on December 31, 2001 and 2002. If Mr. Barbera is terminated without cause (as defined in the agreement), then MSGi shall pay him a lump sum payment equal to 2.99 times the compensation paid during the preceding 12 months and all outstanding stock options shall fully vest and become immediately exercisable.

    Mr. Barbera has agreed in his employment agreement (i) not to compete with MSGi or its subsidiaries, or to be associated with any other similar business during the employment term, except that he may own up to 5% of the outstanding common stock of certain corporations, as described more fully in the employment agreement, and (ii) upon termination of employment with MSGi and its subsidiaries, not to solicit or encourage certain clients of MSGi or its subsidiaries to cease doing business with MSGi and its subsidiaries and not to do business with any other similar business for a period of three years from the date of such termination.

    MR. HOWARD entered into an employment agreement effective January 1, 2000 providing for his employment as Chief Financial Officer of MSGi. The agreement provides for a three year term expiring December 31, 2003 (the "Employment Term"). The base salary during the Employment Term is $300,000 for the first year and not less than $300,000 for the remaining two years. Mr. Howard is eligible to receive bonuses equal to 50% of the base salary each year at the determination of the Audit Committee of the Board of Directors of the Company, based on earnings and other targeted criteria. On January 27, 2000, Mr. Howard was granted options to acquire 250,000 shares of Common Stock of the Company at $17.625 per share which are exercisable equally over a period of 24 months beginning January 27, 2000. On June 30, 2000, Mr. Howard was granted options to acquire 125,000 shares of Common Stock of the Company at $4.4375 per shares which are exercisable equally over a period of 24 months beginning January 27, 2000. If Mr. Howard is terminated without cause (as defined in the agreement), then MSGi shall pay him a lump sum payment equal to 2.99 times the compensation paid during the preceding 12 months and all out outstanding stock options shall fully vest and become immediately exercisable.

    MR. BUDLOW entered into an employment agreement effective October 1, 1996, providing for his employment as Executive Vice President of MSGi & President of MSGi Direct--New York, Inc. The agreement provides for an initial term expiring on September 30, 1999 (the "Employment Term") and is renewable for an additional three-year term unless MSGi Direct--New York, Inc. or Mr. Budlow gives written notice. The base salary during the Employment Term is $125,000 for the first year, $165,000 for the second year and $200,000 for the third year. Mr. Budlow is eligible to receive raises and bonuses based upon the achievement of earnings and other targeted criteria if and as determined by the Compensation Committee of the Board of Directors. The agreement also provides for the granting to Mr. Budlow of options to acquire Common Stock if and as determined by the Option Plan Committee. If Mr. Budlow is terminated without cause (as defined in the agreement), then MSGi shall pay him a lump sum payment equal to one year of his salary at the then base rate.

    Mr. Budlow has agreed in his employment agreement (i) not to compete with MSGi Direct--New York or to be associated with any other similar business during the Employment Term, except that he may own up to 5% of the outstanding common stock of certain corporations, as described more fully in his employment agreement, and (ii) upon termination of employment with Metro, not to solicit or encourage certain clients of Metro (as more fully described in the relevant employment agreement) to cease doing business with Metro, and not to do business with any other similar business, for a period of three years from the date of such termination.

    MS. HILL entered into an employment agreement effective January 1, 2000, providing for employment as Chief Accounting Officer of the Company. The agreement provides for a two year term expiring on December 31, 2001 (the "Employment Term"). The base salary during the Employment Term is $200,000 for the first year and not less than $200,000 for the second year. Ms. Hill is eligible to receive raises and bonuses based upon the achievement of earnings and other targeted criteria if and as determined by the Compensation Committee of the Board of Directors. The agreements also provide for the granting to Ms. Hill of options to acquire Common Stock if and as determined by the Compensation Committee. If Ms. Hill is terminated without cause (as defined in the agreement), then MSGi shall pay her a lump sum payment equal to two times the then base rate.

    Ms. Hill has agreed in her employment agreement (i) not to compete with MSGi or to be associated with any other similar business during the Employment Term, except that she may own up to 5% of the outstanding common stock of certain corporations, as described more fully in her employment agreement, and
(ii) upon termination of employment with MSGi, not to solicit or encourage certain clients of MSGi (as more fully described in the relevant employment agreement), to cease doing business with MSGi, and not to do business with any other similar business, for a period of three years from the date of such termination.

    In addition, the Company has entered into an employment agreement with Mr. Killeen and Mr. Dzvonik.

    MR. KILLEEN entered into an employment agreement effective July 7, 2000 providing for his employment as President of MSGi. The agreement provides for a three year term expiring June 30, 2003 (the "Employment Term"). The base salary during the Employment Term is $400,000 for the first year and not less than $400,000 for the remaining two years. Mr. Killeen is eligible to receive bonuses equal to 50% of the base salary each year at the determination of the Compensation Committee of the Board of Directors of the Company, based on earnings and other targeted criteria. On July 7, 2000, Mr. Killeen was granted options to acquire 400,000 shares of Common Stock of the Company at $4.50 per share of which one third are exercisable on July 7, 2000 and the remaining two thirds vest equally over 24 months beginning August 7, 2000. If Mr. Killeen is terminated without cause (as defined in the agreement), then MSGi shall pay him a lump sum payment equal to 2.99 times the compensation paid during the preceding 12 months and all out outstanding stock options shall fully vest and become immediately exercisable.

    MR. DZVONIK entered into an employment agreement effective March 22, 2000 providing for his employment as Chief Operating Officer of MSGi. The agreement provides for a three year term expiring March 21, 2003 (the "Employment Term"). The base salary during the Employment Term is $300,000 for the first year and not less than $300,000 for the remaining two years. Mr. Dzvonik is eligible to receive bonuses equal to 50% of the base salary each year at the determination of the Compensation Committee of the Board of Directors of the Company, based on earnings and other targeted criteria. On March 22, 2000, Mr. Dzvonik was granted options to acquire 250,000 shares of Common Stock of the Company at $4.4375 per share of which one third are exercisable on March 22, 2001, one third on March22, 2002 and one third on March 22, 2003. If Mr. Dzvonik is terminated without cause (as defined in the agreement), then MSGi shall pay him a lump sum payment equal to two times the then base salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of December 28, 2000 by: (i) each Director and each of the Named Executive Officers; (ii) all executive officers and Directors of the Company as a group; and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                               AMOUNT AND NATURE
                                                                OF COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL HOLDER(1)                       NUMBER     PERCENT
----------------------------------------                      ---------   --------
Directors and Named Executive Officers:
J. Jeremy Barbera(2)........................................  3,325,000     9.79%
Michael Dzvonik(3)..........................................    449,744     1.39%
Rudy Howard(4)..............................................    375,000     1.15%
Cindy Hill(5)...............................................    145,000         *
Robert Budlow(6)............................................    477,200     1.48%
Stephen Killeen(7)..........................................    400,000     1.23%
Alan I. Annex(8)............................................     87,620         *
S. James Coppersmith(9).....................................     56,000         *
Seymour Jones(10)...........................................    106,362         *
C. Anthony Wainwright(11)...................................     74,408         *
John Gerlach(12)............................................    118,500         *

All Directors and Executive Officers as a group (11
  persons)..................................................  5,614,834    15.80%

5% Stockholders:
General Electric Capital Corporation(13)....................  4,340,622    13.51%
CMGI Inc.(14)...............................................  2,321,084     7.23%
Fusion Networks, Inc.(15)...................................  1,500,000     4.67%

------------------------

* Less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act. All information with respect to beneficial ownership has been furnished by the respective Director, executive officer or stockholder, as the case may be. Except as otherwise noted, each person has an address in care of the Company.

(2) Includes 1,825,000 beneficially owned shares of Common Stock issuable upon the exercise of options of which 1,412,500 are currently exercisable exercisable within 60 days of December 31, 2000.

(3) Includes 250,000 beneficially owned shares of Common Stock issuable upon the exercise of options of which zero are currently exercisable or exercisable within 60 days of December 31, 2000.

(4) Includes 325,000 beneficially owned shares of Common Stock issuable upon the exercise of options of which 177,083 are currently exercisable or are exercisable within 60 days of December 31, 2000.

(5) Includes 140,000 beneficially owned shares of Common Stock issuable upon the exercise of options of which 73,334 are currently exercisable or are exercisable within 60 days of December 31, 2000.

(6) Includes 55,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of December 31, 2000.

(7) Includes 400,000 beneficially owned shares of Common Stock issuable upon the exercise of options of which 211,111 are currently exercisable exercisable within 60 days of December 31, 2000.

(8) Includes 83,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of December 31, 2000.

(9) Includes 56,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of December 31, 2000.

(10) Includes 66,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of December 31, 2000.

(11) Includes 65,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of December 31, 2000.

(12) Includes 102,000 beneficially owned shares of Common Stock issuable upon the exercise of options which are currently exercisable or are exercisable within 60 days of December 31, 2000.

(13) The address for the 5% Stockholder is as follows: 120 Long Ridge Road, Stamford, Connecticut 06927.

(14) The address for the 5% Stockholder is as follows: 100 Brickstone Square, Andover, MA 01810.

(15) The address for the 5% Stockholder is as follows: 8115 N.W. 29th Street, Miami, Florida 33122

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    TRANSACTIONS WITH MR. ANNEX: Mr. Annex, Secretary and a Director of the Company, is a shareholder in the law firm of Greenberg Traurig LLP, which provides legal services to the Company. Mr. Annex was previously a partner in the law firm of Camhy Karlinsky & Stein, the Company's prior legal counsel. The Company incurred expenses aggregating approximately $1,272,000 during fiscal 2000. Mr. Annex has informed the Company that such fees did not represent more than 5% of such firm's revenues for its fiscal years ending during such periods. The Company believes that the fees for services provided by the law firm were at least as favorable to the Company as the fees for such services from unaffiliated third parties.

TRANSACTIONS WITH 5% STOCKHOLDERS:

    TRANSACTIONS WITH GE CAPITAL: In connection with the acquisition of CMG Direct Corporation, the Company entered into a promissory note agreement with GE Capital in the amount of $10,000,000. The note is payable in full on November 17, 1999 and accrues interest at the rate of 12% per annum. Interest is payable in arrears on August 17, 1999 and on the maturity date. Concurrent with issuance of the promissory note, the original outstanding warrant which was issued in connection with GE Capital's purchase of redeemable convertible preferred stock was amended. Upon an occurrence of a Qualified Secondary Offering, as defined in the agreement, the Original Warrant was fixed at 200,000 shares with an exercise price of $.01 per share. The amendment changed the amount and exercise price per share to 300,000 shares with an exercise price of one-third of the secondary offering price upon an occurrence of a Qualified Secondary Offering. In August 1999, the warrant was amended a second time to amend the definition of a Qualified Secondary Offering to include a Qualified Private Placement, as defined, and to change the time frame for the completion of a Qualified Secondary Offering or Private Placement from December 31, 1999 to on or after December 20, 1999 through April 30, 2000.

    In August 1999, the promissory note was amended to extend the maturity date to October 15, 2000 with interest to be paid quarterly and provides for certain increases in the interest rate based on the time the principal remains outstanding. In addition, in the event the Company completes a private placement as defined on or before December 20, 1999, then the maturity date of the promissory note is subject to acceleration. During September 1999, the Company completed a private placement of common stock for net proceeds of approximately $30.8 million. In accordance with the amendment, $5,000,000, net of discount is included in current liabilities and the remaining balance is due on July 1, 2000.

    TRANSACTIONS WITH CMGI, INC.: On May 13, 1999, MSGi acquired all of the outstanding capital stock of CMG Direct Corporation, a wholly-owned subsidiary of CMGI, Inc. Total consideration for the acquisition was $33,029,237 which included $13,464,857 in cash and an aggregate of 2,321,084 shares of common stock of MSGi valued at $19,334,621.

    TRANSACTIONS WITH FUSION NETWORK, INC.: On December 20, 1999, MSGi acquired a 10% equity position in Fusion Networks, Inc. for 1,500,000 shares of MSGi common stock. Under the terms of the agreement, MSGi also had an option to acquire an additional 9.13% of Fusion Networks within six months under the same terms. Such option expired unexercised. As part of this agreement, a representative of MSGi is entitled to a seat on the Board of Directors of Fusion Networks.

                  OTHER MATTERS ARISING AT THE ANNUAL MEETING

    The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment, pursuant to the discretionary authority granted to them in the proxy.

         STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATION OF DIRECTORS

    A stockholder of the Company who wishes to present a proposal for action at the Company's 2001 Annual Meeting of Stockholders must submit such proposal to the Company, and such proposal must be received by the Company, no later than August 22, 2001 in order to be considered as a proposal. Pursuant to our bylaws, any record stockholder who desires to submit a proposal for approval of our stockholders must deliver written notice to our Secretary no later than the close of business 60 days in advance of such meeting.

    Nominations for director, other than those made by our directors, must be contained in a written notice and be delivered to the Secretary of the Company not less than 60 days prior to any meeting at which the stockholders shall vote for nominees for directors. Such notice must include information about the nominee as required by our bylaws, information required under the rules of the Securities and Exchange Commission pertaining to a proxy statement, and the consent of each such nominee to serve as director, if elected. Nominations not made according to the foregoing procedures will be disregarded.

                        COST OF SOLICITATION OF PROXIES

    The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ National Market. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file reports on Form 5 for the fiscal year ended June 30, 2000, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended June 30, 2000.

                         ANNUAL REPORT TO STOCKHOLDERS

    The annual report to stockholders concerning the operations of the Company for the fiscal year ended June 30, 2000, including financial statements for that year, accompanies this proxy statement. Such report is not to be treated as part of these proxy soliciting materials. The Company will provide to each stockholder, on written request addressed to the Director of Investor Relations, MARKETING SERVICES GROUP, INC., 333 Seventh Avenue, New York, New York, 10001 a copy of the Company's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission including the financial statements and schedules thereto.

                                                      By Order of the Board of Directors

                                                      [SIGNATURE OF ALAN ANNEX]
                                                      ------------------------------------------------
                                                      Alan I. Annex
                                                      SECRETARY

New York, New York
January 4, 2001

                                                                         ANNEX A

                         MARKETING SERVICES GROUP, INC.
                        1999 INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN
                            ------------------------

1.  PURPOSE

    The purpose of this Stock Option Plan (the "Plan") is to retain and attract key employees (which term, as used herein, shall include officers), and directors, of Marketing Services Group, Inc. (or any successor thereto) ("MSGi") or a parent (if any) or any subsidiary thereof (collectively, unless the context otherwise requires, the "Company"), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company by enabling them to acquire a proprietary interest in the Company through the ownership of shares of the Corporation's common stock, $.01 par value per share ("Share"). As used herein, the term "parent" or "subsidiary" shall mean any present or future Company which is or would be a "parent Company" or "subsidiary Company" of the Company as the term is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer Company). Such directors, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder are hereinafter collectively referred to as the "Associates," and the relationship of the Associates to the Company is hereinafter referred to as "association with" the Company. A key employee or Associate to whom an option has been granted is referred to as a "Grantee". Such ownership will provide such Grantees with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Company.

2.  ADMINISTRATION

    (a) The Plan shall be administered by the Compensation Committee of the Company as from time to time constituted (the "Committee").

    (b) The Committee shall consist of not less than two persons appointed by the Board of Directors of MSGi (the "Board") from among its members. A person may serve on the Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may, subject to the provisions of the Plan, from time to time establish such rules and regulations and delegate such authority to administer the Plan as it deems appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee or its authorized delegatees shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it.

    (c) Subject to the terms and conditions of the Plan, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to
(i) interpret and construe the Plan and to determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which grants shall be made, the number of options to be included in the grants, the number of options which shall be treated as incentive stock options (in the case of options granted to employees) as described in section 422 of the Code, the number of options which do not qualify as incentive stock options ("nonqualified options"), and the terms and conditions thereof; (ii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iii) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

3.  ELIGIBILITY AND PARTICIPATION

    (a) Key employees and Associates are eligible to receive options. Each option shall be granted, and the number of Shares and the vesting schedule of such Shares subject thereto shall be determined by the Committee.

    (b) Directors who are not officers of the Company shall receive, on an annual basis on the last trading day of each June starting June 1999, stock options for 10,000 Shares, at an exercise price equal to the fair market value of the stock on the date of grant, and such options shall vest immediately upon grant. The fair market value shall be determined in accordance with Section 8 hereof.

    (c) Notwithstanding subsection 5(a), the Committee may grant options to a person not then in the employ of the Company, in order to induce such person to become employed by the Company, provided that the grant of options to such person shall be conditioned upon such person becoming an employee at, or prior to, the time of execution of an Option Agreement evidencing such Options, and in no event shall any such person have any rights with respect to Options granted pursuant to the Plan prior to becoming an employee.

4.  SHARES SUBJECT TO THE PLAN

    (a) Options shall be evidenced by written agreements, the form of which shall be approved by the Committee, which shall, among other things
(i) designate the option as either an incentive stock option or a nonqualified stock option, (ii) specify the number of shares covered by the option;
(iii) specify the exercise price, determined in accordance with paragraph 7 hereof, for the Shares subject to the option; (iv) specify the option period determined in accordance with paragraph 6 hereof; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and
(vi) contain such other terms and conditions consistent with the Plan as the Committee may, in its discretion, prescribe.

    (b) The Shares to be offered and delivered under the Plan, pursuant to the exercise of an option, shall be authorized and unissued Shares or reacquired Shares, as the Committee may from time to time determine. Subject to adjustment as provided in paragraph 13 hereof, the aggregate number of Shares to be delivered under the Plan shall not exceed 3,000,000 Shares. If an option expires or terminates for any reason during the term of the Plan prior to the exercise thereof in full, the Shares subject to but not delivered under such option shall be available for options thereafter granted.

5.  INCENTIVE STOCK OPTIONS

    (a) An option designated by the Committee as an "incentive stock option" is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An incentive stock option shall be granted only to an employee of the Company.

    (b) No incentive stock option shall provide any person with a right to purchase Shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (i) the fair market value (determined as of the date of grant) of the Shares subject to such incentive stock option which first become available for purchase during such calendar year, plus (ii) the fair market value (determined as of the date of grant) of all Shares subject to incentive stock options previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000.

    (c) Without prior written notice to the Committee, a Grantee may not dispose of Shares acquired pursuant to the exercise of an incentive stock option until after the later of (i) the second anniversary of the date on which the incentive stock option was granted, or (ii) the first anniversary of the date on which the Shares were acquired; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The Grantee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of Shares acquired pursuant to the exercise of an incentive stock option, including any Federal, state or local withholding taxes.

    (d) Should Section 422 of the Code be amended during the term of the Plan, the Committee may modify the Plan consistently with such amendment.

6.  TERM OF OPTION PERIOD

    The term during which options may be granted under the Plan shall expire on January 11, 2009 and the option period during which each option may be exercised shall, subject to the provisions of paragraph 12 hereof, expire no later than the tenth anniversary (the fifth anniversary in the case of incentive stock options granted to a person who owns (within the meaning of section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company at the time such option is granted) from the date the option is granted, as may be determined by the Committee.

7.  OPTION PRICE

    The price at which Shares may be purchased upon exercise of a particular option shall be such price as may be fixed by the Committee but in no event less than the minimum required in order to comply with any applicable law, rule or regulation and, in the case of incentive stock options, shall not be less than 100 percent, or in the case of incentive stock options granted to an optionee who is a 10 percent stockholder (within the meaning of paragraph 6 hereof), shall not be less than 110 percent, of the fair market value (as defined in paragraph 8) of such Shares on the date such option is granted.

8.  STOCK AS FORM OF EXERCISE PAYMENT

    At the discretion of the Committee, a Grantee who owns Shares may be permitted to use such Shares, with the value thereof to be determined as the fair market value of such Shares on the day prior to the date of exercise of the option, to pay all or part of the option price required under the Plan. For purposes of the Plan, "fair market value" of a Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for trading on one or more national securities exchanges, or is traded on the automated quotation system of NASDAQ, the last reported sales price on the principal such exchange or on NASDAQ on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or on NASDAQ on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for trading on a national securities exchange or on NASDAQ, but are traded in the over-the-counter market, the closing bid price for Shares on the date in question, or if there is no such bid price for Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonably by the Committee, which determination shall be final and binding on all parties.

9.  EXERCISE OF OPTIONS

    (a) Each option granted shall be exercisable in whole or in part at any time, or from time to time, during the option period as the Committee may provide in the terms of such option; provided that the election to exercise an option shall be made in accordance with applicable federal and state laws and regulations.

    (b) No option may at any time be exercised with respect to a fractional share.

    (c) No Shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, until such Shares are listed on each securities exchange on which Shares may then be listed, until, in the case of the exercise of an option, payment in full of the option price is received by the Company in cash or stock as provided in paragraph 8 and until payment in cash of any applicable withholding taxes is received by the Company. Unless prior to the exercise of the option the Shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such Shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement, or documentation is not necessary to comply with said Act. No holder of an option, or such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such option unless and until a certificate or certificates therefore is issued in his name.

10. ACCELERATION OF VESTING

    (a) An option shall automatically be vested and immediately exercisable in full upon the occurrence of any of the following events:

        (i) Any person within the meaning of Sections 13(d) and 14(d) of the 1934 Act, other than the Company, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 51 percent or more of the combined voting power of the Company's then outstanding voting securities, unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

        (ii) The first day on which shares of the Company's common stock are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Company or unless such offer has been approved or not opposed by the Board;

        (iii) The stockholders of the Company have approved an agreement to merge or consolidate with or into another Company (and the Company is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation), unless the Committee has resolved that options shall not automatically vest; or

        (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

    (b) Other than upon the occurrence of any of the events described in paragraph 10(a), the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual option and to permit any stock option not theretofore exercisable to become immediately exercisable.

11. TRANSFER OF OPTIONS

    Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Grantee to whom granted, may be exercised only by such or by such Grantee's guardian or legal representative. Any attempted transfer, assignment, pledge or hypothecation, or the levy of any attachment or similar process, shall render the option subject thereto null and void.

12. TERMINATION OF EMPLOYMENT

    (a) Except as specifically provided in this paragraph 12, if the Grantee's employment or association with the Company shall terminate for any reason before the option has vested in full, then the unvested portion of the option shall automatically terminate on the date of termination of employment or association and all rights and interests of the Grantee in and to such unvested portion shall thereupon terminate.

    (b) After the date on which an option vests, if the Grantee's employment by or association with the Company is terminated for any reason, the option shall be exercisable for the lesser of (i) three (3) months from the date of such termination or (ii) the balance of such option's term; PROVIDED, HOWEVER, that in the event that the termination is as a result of the death or disability (within the meaning of section 22(e)(3) of the Code) of the Grantee, the options held by such Grantee which were otherwise exercisable on the date of his termination of employment shall expire unless exercised by such Grantee, or, in the case of the death of a Grantee, by his heirs, legatees, or personal representatives, within a period of twelve (12) months after the date of termination of employment. In no event, however, shall any option be exercisable after ten years from the date it was granted. Nothing in the Plan or in any option shall confer upon any Grantee the right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employment of a Grantee at any time. The Committee's determination that a Grantee's employment has terminated and the date thereof shall be final and conclusive on all persons affected thereby.

    (c) The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment or association with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate.

    (d) In the case of a Grantee on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate. Leaves of absence for such period and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    (a) If Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, or exchange of shares or the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of Shares available under the Plan and in the number of Shares and price per Share subject to outstanding options. If the Company shall be reorganized, consolidated, or merged with another Company, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of Shares of stock or the same amount of property, cash, or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had exercised such option and had been, immediately prior to such event, the holder of the number of Shares covered by such option. All adjustments made pursuant to this paragraph to the terms or conditions of an incentive stock option shall be subject to the requirements of section 424 of the Code.

    (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of any option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares.

14. TERMINATION, MODIFICATION, AND AMENDMENT

    (a) The Plan shall terminate on January 11, 2009, which is 10 years from the earlier of the date of its adoption by the Board or the date on which the Plan is approved by the stockholders of MSGi and no option shall be granted after termination of the Plan.

    (b) The Board or the Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable or appropriate, but no amendment, alteration, or discontinuation shall be made (i) which would adversely impair the rights of a participant under an option theretofore granted, without the participant's consent, or (ii) which without the approval of the shareholders of the Corporation would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934,
Section 422 of the Code or any other regulatory requirements.

    (c) No termination, modification, or amendment of the Plan, may, without the consent of the Grantee, adversely affect the rights conferred by such option.

15. MISCELLANEOUS

    (a) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (b) The Committee shall have the right to condition any grant of any option under the Plan upon the recipient's execution and delivery to the Corporation of an agreement not to compete with the Corporation during the recipient's employment or service with the Corporation and for such period thereafter as shall be determined by the Committee. Such covenant against competition shall be in a form satisfactory to the Committee.

    (c) Nothing in the Plan gives to any person any right to continued employment by the Corporation or to continued service as a consultant to the Corporation or limits in any way the right of the Corporation or the Corporation's shareholders at any time to terminate or alter the terms of that employment or service.

    (d) The Plan shall be governed by and construed in accordance with the laws of the State of New York.

16. EFFECTIVE DATE

    The Plan became effective on January 12, 1999 upon the adoption by the Board subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company which occurred on March 29, 1999. All options granted prior to the date of such stockholder approval shall be subject to such approval.

                                                                         ANNEX B

                         MARKETING SERVICES GROUP, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                            ------------------------

I. PURPOSE

    The primary function of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

    1. Reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances governmental bodies.

    2. Reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established.

    3.  Reviewing the Company's accounting and financial reporting processes.

    4. Reviewing and appraising with management the performance of the Company's independent auditors.

    5. Providing an open avenue of communication between the independent auditors and the Board of Directors.

II. COMPOSITION

    The Audit Committee shall be comprised of three directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have financial management expertise.

    The members of the Committee shall be elected or reappointed by the Board annually for a one year term. The Board shall appoint a Chairperson of the Committee.

III. MEETINGS

    The Committee will meet at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Audit Committee are (a) to review and approve the scope of the annual audit to be performed by the Company's independent auditors and (b) to review and discuss the results of the audit and the Company's 10-K report, prior to its filing. In addition, the Committee Chairperson should meet with the independent auditors and senior management periodically to review the Company's financial statements, 10-Q report and other relevant interim reports before release and/or filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

    1. Review and reassess the adequacy of this Charter on an annual basis or as conditions dictate.

    2.  Review and approve the Company's Business Conduct policies.

    3. Review the Company's annual financial statements and other reports and financial and related information released to the public, or in certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

    4. Review with financial management and the independent auditors each quarterly earnings release and 10-Q prior to its filing. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

    5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Company. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

    6. Prepare the minutes of each meeting, distribute to all members of the Audit Committee and provide periodic summary reports to the Board of Directors. The permanent file of the minutes will be maintained by the Secretary of the Company.

INDEPENDENT AUDITORS

    7. Review with management and recommend to the Board of Directors the selection of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships, including non-audit services proposed or performed, the auditors have with the Company to determine the auditors' independence.

    8.  Review the fees, expenses and performance of the independent auditors.

    9. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESS

    10. In consultation with the independent auditors, review the integrity of the Company's financial reporting process, both internal and external.

    11. Review and consider the independent auditors' judgments about the appropriateness of the Company's accounting principles as applied in its financial reporting.

    12. Review and consider major changes to the Company's accounting principles and practices as proposed by management or the independent auditors.

PROCESS IMPROVEMENT

    13. Establish regular reporting to the Audit Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

    14. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    15. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

    16. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

    17. Review the Company's operations and determine whether management has established and maintains effective programs and processes to ensure compliance with its Business Conduct policies.

    18. Review management's programs and processes for risk management and protection of the Company's assets and business.

    19. Review management's monitoring of the Company's compliance with the above programs to ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

    20. Review, with the Company's counsel, legal compliance matters, including corporate securities trading policies.

    21. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

    22. Perform any other activities consistent with this Charter, the Company's By-laws and government law, as the Committee or the Board deems necessary or appropriate.

                                   PROXY CARD

    This proxy is solicited on behalf of the Board of Directors of MARKETING SERVICES GROUP, INC., for the Annual Meeting of Stockholders to be held on February 22, 2001. The Board of Directors recommends a vote "FOR" the following proposals:

1.  Election of Class III directors:

    S. James Coppersmith, C. Anthony Wainwright and Stephen Killeen.

    INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name in the space provided:

    ----------------------------------------------------------------------------

    / / FOR all of the nominees    / / WITHHOLD for all nominees

2. Amendment to the 1999 Stock Option Plan increasing the number of authorized shares from 3,000,000 shares to 4,000,000 shares:

                       / / FOR    / / AGAINST    / / ABSTAIN

Votes MUST be indicated by placing an "X" in one of the above boxes using black or blue ink.

                                                              (SEE REVERSE SIDE)

    The undersigned hereby appoints J. Jeremy Barbera and Alan I. Annex, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned in MARKETING SERVICES GROUP, INC. at the Annual Meeting of Stockholders to be held on February 22, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE PROPOSALS OR ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION (I.E., FOR THE PROPOSALS) AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                              Please date and sign exactly as
                                              your name or names appear on this
                                              proxy card. If the shares are held
                                              jointly, each Stockholder should
                                              sign. If signing as an executor,
                                              trustee, administrator, custodian,
                                              guardian, corporate officer, or
                                              pursuant to a power of attorney,
                                              please so indicate below.

                                              Dated: ___________________________

                                              By: ______________________________

                                              __________________________________

/ / Check this box if you have either a change of address or comments, and please note the same on this proxy card.